UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 23, 2007

PLACER SIERRA BANCSHARES

(Exact name of registrant as specified in its charter)

California	0-50652	94-3411134
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

525 J Street, Sacramento, California	95814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (916) 554-4750

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On January 23, 2007, the Compensation Committee of the Board of Directors of Placer Sierra Bancshares (NASDAQNMS: PLSB) (the “Company”) adopted a 2007 Executive Annual Incentive Plan Document, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated herein by reference.

Under the 2007 Executive Annual Incentive Plan Document, executives may earn bonuses if certain metrics related to PLSB budgeted GAAP net income is met. As of the Company’s most recent filing with the SEC requiring disclosure of compensation of named executive officers, executive officers who would qualify as the Company’s named executive officers (as defined in Item 401(a)(3) of Regulation S-K) that are eligible to participate in the plan are: Frank J. Mercardante, the Company’s Chief Executive Officer; David E. Hooston, the Company’s Chief Financial Officer; Randall E. Reynoso, the Company’s Chief Operating Officer; and Angelee J. Harris the Company’s General Counsel. The plan allows Mssrs. Mercardante, Hooston and Reynoso to receive up to 31% of their respective base salaries and Ms. Harris to receive up to 26% of her base salary. In addition, other executive officers of the Company and its wholly-owned subsidiary, Placer Sierra Bank, are entitled to receive up to 24% of their respective base salaries.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1	2007 Executive Annual Incentive Plan Document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Placer Sierra Bancshares
(Registrant)

Date: January 29, 2007

/s/ David E. Hooston
David E. Hooston
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	2007 Executive Annual Incentive Plan Document